Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-236128) on Form S-1 of Synthesis Energy Systems, Inc. of our report dated January 10, 2020, relating to the consolidated financial statements of Synthesis Energy Systems, Inc., appearing in the Annual Report on Form 10-K of Synthesis Energy Systems, Inc. for the years ended June 30, 2019 and 2018.

We also consent to the reference to our firm under the headings "Experts" in such Registration Statement.

/s/ RSM US LLP

Houston, Texas
March 31, 2020